As filed with the Securities and Exchange Commission on September 2, 2005 Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

___________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________

SPECTRX, INC.
(Exact name of issuer as specified in its charter)

58-2029543
(I.R.S. Employee Identification No.)
30071
(Zip Code)

___________

1995 STOCK PLAN
(Full title of the plan)

___________

Mark A. Samuels
Chairman, Chief Executive Officer and Director
4955 Avalon Ridge Parkway, Suite 300
Norcross, Georgia 30071
(Name and address of agent for service)

(770) 242-8723
(Telephone number, including area code, of agent for service)

With a copy to:
Lisa A. Stater, Esq.
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309

___________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.001 par value	1,000,000 shares	$0.24	$240,000.00	$28.25

(1) Represents shares of common stock available for issuance under the SpectRx,, Inc. 1995 Stock Plan (the "Plan") as a result of an amendment, approved by the shareholders of SpectRx, Inc. (the "Company") at the Company's annual meeting held on June 2, 2005, increasing the number of shares authorized for issuance from 1,428,572 to 2,428,572.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, in addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends and anti-dilution provision, and other adjustment provisions as provided in the Plan.

(3) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the common stock as reported on the OTC Bulletin Board on August 29, 2005, as the exercise price for the options to be granted in the future and the prices at which shares will be purchased in the future are not currently determinable.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

This registration statement registers 1,000,000 additional shares of the Company's common stock, par value $.001 per share, to be issued to participants under the Plan. The contents of the previous registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission") on June 25, 2001 (Registration No. 333-63758) are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	1995 Stock Plan (filed on February 22, 1997 as Exhibit 10.2 to the Company's registration statement on Form S-1 (file no. 333-22429) and incorporated herein by reference).
4.2

2005 Amendment to the SpectRx, Inc. 1995 Stock Plan, as Amended (filed on May 10, 2005 as Appendix 1 to the Company's definitive proxy statement on Schedule 14A in connection with the Company's 2005 Annual Meeting of Stockholders and incorporated herein by reference).

*5	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5).
*23.2	Consent of Eisner LLP, Independent Registered Public Accounting Firm.
*23.3	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included in the signature page of this registration statement).

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 2nd day of September 2005.

SPECTRX, INC.
By: /s/ Mark A. Samuels
Mark A. Samuels
Chairman, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Samuels and William D. Arthur, III, and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Mark A. Samuels______________ Mark A. Samuels	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	September 2, 2005
/s/ Siraj Noorani Siraj Noorani	Chief Accounting Officer and Controller (Principal Accounting Officer)	September 2, 2005
/s/ William D. Arthur, III William D. Arthur, III	President, Chief Operating Officer and Director	September 2, 2005
/s/ Christopher F. Monaha Christopher F. Monahan	Director	September 2, 2005
/s/ William E Zachary, Jr. William E. Zachary, Jr.	Director	September 2, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1	1995 Stock Plan (filed on February 22, 1997 as Exhibit 10.2 to the Company's registration statement on Form S-1 (file no. 333-22429) and incorporated herein by reference).
4.2

2005 Amendment to the SpectRx, Inc. 1995 Stock Plan, as Amended (filed on May 10, 2005 as Appendix 1 to the Company's definitive proxy statement on Schedule 14A in connection with the Company's 2005 Annual Meeting of Stockholders and incorporated herein by reference).

*5	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5).
*23.2	Consent of Eisner LLP, Independent Registered Public Accounting Firm.
*23.3	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included in the signature page of this registration statement).

*filed herewith